CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Legg Mason ETF Investment Trust – Legg Mason Emerging Markets Diversified Core ETF (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2017 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Legg Mason ETF Investment Trust— Legg Mason Emerging Markets Diversified Core ETF	Principal Financial Officer Legg Mason ETF Investment Trust— Legg Mason Emerging Markets Diversified Core ETF

/s/ Jane Trust	/s/ Richard F. Sennett
Jane Trust	Richard F. Sennett
Date: August 30, 2018	Date: August 30, 2018

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.